EXHIBIT 99.3

Thanks for meeting with us yesterday. You asked about utilities at Maryland. One property (Hamilton) includes utilities in rent. All other properties are metered and tenants pay for electric and gas. As such, underwritten cashflow should not be affected greatly with increasing utility costs since tenants cover most. As to whether this will impact a blue collar tenant base, it likely will but not sure they have any way of escaping it. Hope that helps. Please let me know if you have additional questions. Thanks.